Exhibit 99.2

Mateon and Asili RESEARCH ALLIANCE enter into partnership for the development of artemisinin aganst covid-19

AGOURA HILLS, Calif., July 20, 2020 (GLOBE NEWSWIRE) — Mateon Therapeutics (OTCQB: MATN), a leading developer of TGF-β therapeutics, announced today the launch of its global observational study called ARTI-19, for Artemisinin Intervention against COVID-19, in partnership with Asili Research Alliance (Asili) of Tanzania. ARTI19 is designed to rapidly establish the clinical efficacy of Artemisinin in mild and moderate COVID-19 patients. In-vitro, the medical grade version of the supplement has proven potency and safety similar to Remdesivir with an EC50 = 0.45 ug/ml and Safety Index = 140. If clinically proven effective, Artemisinin can provide relief to overwhelmed medical infrastructure and families affected by the pandemic in resource limited countries.

Executive Director, Jennifer Woltz and Director of Research, Justin Omolo at Asili said “We are thrilled to partner with Mateon in the effort to study Artemisinin as a potential therapy for the COVID-19 pandemic. Our researchers in Tanzania are eager to start this trial, commencing as early as next month, to learn more about Artemisinin and generate new information for the management and control of COVID-19 in Tanzania. The daily case load in East Africa has kept steady with moderate and severe patients and we hope Artemisinin can be an affordable frontline treatment during the current COVID-19 pandemic here and elsewhere in resource limited countries.”

Asili is a group of scientists dedicated to improving health care equity in Tanzania. Since the start of the COVID-19 pandemic, Asili marshaled its resources to conduct clinical studies of therapeutic remedies under the guidance of doctors and researchers at Tanzania’s premier research facility, The National Institute for Medical Research (NIMR). This observational study is led by renowned Dr. Amos Kahwa as Principal Investigator. He holds the position of senior research scientist at NIMR.

“We found a strong partner in Asili in Tanzania where the virus has challenged the economy and society. Since Tanzania embraces traditional medicines, the news of the availability of Artemisinin – a well-known herbal supplement – lends itself well to the standard of care for the general population in Tanzania”, said Saran Saund, Chief Business Officer, Mateon Therapeutics. “We are excited to launch our clinical program in Tanzania and are in discussion with additional NGOs in other parts of the world to make this an international effort to bring affordable first line treatment to resource-constrained countries.”

By targeting the host protein TGF-β that is essential for virus replication, Artemisinin may avoid future drug resistance mutations associated with the virus. By downregulating TGF-β, it can act as both an anti-viral and anti-lung damage agent. This potential mechanism of action is similar to the company’s leading drug candidate OT-101 which is also being developed as treatment for COVID-19 patients that need intensive medical care.

About Artemisinin

Artemisinin can target multiple viral threats including COVID-19 by suppressing both viral replication and clinical symptoms that arise from viral infection. Viral replication cannot occur without TGF-β. Artemisinin, purified from a plant Artemisia annua, is able to inhibit TGF-β activity and is able to neutralize SARS-CoV-2 (COVID-19) in vitro at an EC50 of 0.45 ug/ml (Mateon’s test result at Utah State University), and a Safety Index of 140, which is better than remdesivir and chloroquine. The unpurified herb extract has no anti-viral activity. Artemisinin also has been reported to have antiviral activities against hepatitis B and C viruses, human herpes viruses, HIV-1, influenza virus A, and bovine viral diarrhea virus in the low micromolar range. TGF-β surge and cytokine storm cannot occur without TGF-β. Clinical consequences related to the TGF-β surge, including ARDS and cytokine storm, are suppressed by targeting TGF-β with Artemisinin. Indeed, TGF-β knockout mice that are genetically TGF-β deficient, have been shown to be resistant to the influenza virus. In the clinic, Artemisinin exhibits early efficacy signals against COVID-19. To date, 25 effective cases have been reported, with an average time of negative nucleic acid conversion of 4 days, and a negative conversion rate of 10 days after nucleic acid detection reached 96%. No serious adverse reactions were seen. After treatment, the patient’s chest image examination showed that the inflammation in the lungs was relieved and the symptoms were significantly improved. Because it targets a host protein- TGF-β that plays a pivotal role in ARDS pathophysiology (and not a virus-intrinsic target), Artemisinin does not promote the development of drug-resistant viral mutations.

About Mateon Therapeutics

Mateon was created by the recent reverse merger with Oncotelic which became a wholly owned subsidiary of Mateon Therapeutics Inc. (OTCQB:MATN) creating an immuno-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer. OT-101, the lead immuno-oncology drug candidate of Mateon/Oncotelic, is a first-in-class anti-TGF-βRNA therapeutic that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings. Mateon/Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients with a special emphasis on pediatric cancer patients. Mateon has rare pediatric designation for DIPG (CA4P) and melanoma (CA4P). For more information, please visit www.oncotelic.com and www.mateon.com.

About Asili Research Alliance *** Jennifer, please expand.

Asili works to increase people’s access to effective medication for life threatening diseases in Tanzania. Through partnerships with the National Institute for Medical Research and the Institution for Traditional Medicine Research in Tanzania, they investigate promising plant-based medicine. Asili’s main focus is providing a local treatment for HIV, which has benefited thousands of patients, and continuing research on this treatment. As the pandemic hit East Africa it was necessary to pivot and address these new needs as well. More information can be found at www.asiliresearchalliance.org.

Mateon’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the company’s annual report on Form 10-K filed with the SEC on April 10, 2019 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

For Mateon Therapeutics, Inc.:

Amit Shah

ashah@oncotelic.com